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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 19, 1997
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                            Nocopi Technologies, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)



             Maryland                                  0-20333
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 (State or other jurisdiction of                (Commission File No.)
          incorporation)


                                   87-0406496
                         -------------------------------
                         (I.R.S. Employer Identification
                                      No.)


         230 Sugartown Road, Wayne, Pennsylvania                    19087
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         (Address of principal executive offices)                (Zip Code)



      (Registrant's telephone number, including area code) (610) 687-2000
                                                          ----------------



                                 Not applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 4. Changes in Registrant's Certifying Accountant.

         Effective August 19, 1997, Coopers & Lybrand, LLP ("Coopers"), which served as Registrant's independent public accountant to audit the Registrant's financial statements for each of the two most recently completed fiscal years of Registrant, resigned.

         Each of Coopers' audit reports on Registrant's financial statements for such years did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified as to uncertainty, audit scope, or accounting principles.

         Coopers' determination to resign as Registrant's independent public accountant was not recommended or approved by the Audit Committee of Registrant's Board of Directors, nor by such Board of Directors.

         During the Registrant's two most recent fiscal years and any subsequent interim period preceding Coopers' resignation, there were no disagreements with Coopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Coopers' satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

         Except as described below, none of the events described in subsections
(a)(1)(v)(A) through (D) of Item 304 of Regulation S-K occurred during Registrant's two most recent fiscal years and any subsequent interim period preceding Coopers' resignation.

         Prior to its resignation, Coopers had advised Registrant that information had come to Coopers' attention that, if further investigated, may lead Coopers, were it to audit Registrant's financial statements for the fiscal year ending December 31, 1997, to include in its audit report a "going concern qualification." Due to its resignation, Coopers has not conducted such further investigation. Such information concerns the maturity of Registrant's Outstanding Series B Promissory Notes ($950,000 aggregate principal amount) which mature on March 31, 1998. Unless Registrant secures additional financing (which it is actively seeking), Registrant anticipates that it will be unable to repay the principal of such Notes at their maturity.

         Coopers has also advised Registrant that information had come to its attention that, if further investigated, may cause it, were it to audit Registrant's financial statements for the fiscal year ending December 31, 1997 to conclude that continued exclusion of the results of its investee, EuroNocopi, may be inappropriate.

         From time to time during Coopers' engagement by the Registrant, representatives of Coopers have discussed the circumstances in which an audit report would be required to include a going concern qualification with members of Registrant's management, including members of Registrant's Board of Directors and its Audit Committee. Coopers has also advised Registrant's Chief Executive Officer, who is a member of Registrant's Board of Directors, that the continued exclusion of the results of EuroNocopi may be inappropriate.

         Registrant has authorized Coopers to respond fully to any inquiries a successor accountant may make concerning the matters described above.

         Registrant has furnished Coopers with a copy of this Report on Form 8-K and requested Coopers to furnish a letter addressed to the Commission stating whether it agrees with the statements made by Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A true copy of the letter Registrant requested Coopers to provide is attached hereto as Exhibit 16.

         Registrant has not yet retained a new firm of independent accountants to audit Registrant's financial statements.


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Item 7 Financial Statements and Exhibits

         The following Exhibit is filed as a part of this Current Report on Form 8-K.

         16.  Letter on Change in Certifying Accountant



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              NOCOPI TECHNOLOGIES, INC.
                              (Registrant)


Dated: August 25, 1997        By: /s/ Rudolph A. Lutterschmidt
                                  ----------------------------------------
                                  Rudolph A. Lutterschmidt, Vice President
                                  and Chief Financial Officer




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                                INDEX TO EXHIBITS

Exhibit                                             Beginning Page No.
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16.  Letter on Change in Certifying Accountant               6







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